Exhibit 99.1

Insmed Reports First Quarter 2018 Financial Results and Provides Business Update

•                  Submitted NDA to FDA for Amikacin Liposome Inhalation Suspension (ALIS) in NTM lung disease caused by MAC; anticipates priority review

•                  Actively preparing for potential product launch of ALIS in 4Q 2018

BRIDGEWATER, N.J., May 2, 2018 (GLOBE NEWSWIRE) — Insmed Incorporated (Nasdaq:INSM), a global biopharmaceutical company focused on the unmet needs of patients with rare diseases, today reported financial results for the first quarter ended March 31, 2018 and provided a business update.

“We have built significant momentum since the start of 2018 which we expect to accelerate throughout the year, as we continue preparations for the potential launch of the first approved inhaled therapy for the treatment of refractory NTM lung disease caused by MAC in the United States,” said Will Lewis, President and Chief Executive Officer of Insmed. “With the filing of our NDA for ALIS completed at the end of March, we continue our planning for a potential product launch in the United States early in the fourth quarter and look forward to collaborating with the FDA throughout the regulatory review process. We also continue our global expansion efforts and are making strong progress in building out the infrastructure for Japan. We are also actively planning for additional studies to further support life cycle management opportunities for ALIS over the long term.”

Recent Corporate Developments

On March 29, 2018 Insmed announced the submission of its New Drug Application (NDA) for ALIS to the U.S. Food and Drug Administration (FDA) for adult patients with Nontuberculous Mycobacterial (NTM) lung disease caused by Mycobacterium avium complex (MAC).  The Company anticipates receiving a six-month Priority Review and that the NDA will be reviewed by the Division of Anti-Infective Products.  The FDA will have 60 days from the filing date to review the submission of the NDA to determine if it is complete and acceptable for filing.  The FDA has previously designated ALIS as an orphan drug, a breakthrough therapy and a Qualified Infectious Disease Product (QIDP) under the Generating Antibiotic Incentives Now (GAIN) Act.

First Quarter Financial Results

For the first quarter of 2018, Insmed reported a net loss of $68.5 million, or $0.89 per share, compared with a net loss of $37.4 million, or $0.60 per share, for the first quarter of 2017.

Research and development expenses were $30.1 million for the first quarter of 2018, compared with $22.3 million for the first quarter of 2017. The increase as compared to the first quarter of 2017 was primarily due to an increase in external manufacturing expenses from an increase in ALIS production-related activities and higher compensation and related expenses due to an increase in headcount.

General and administrative expenses for the first quarter of 2018 were $32.7 million, compared with $13.7 million for the first quarter of 2017. The increase was primarily due to higher expenses related to our pre-commercial planning activities for ALIS and higher compensation and related expenses due to an increase in headcount, as compared to the first quarter of 2017.

Balance Sheet and Cash Guidance

As of March 31, 2018, Insmed had cash and cash equivalents of $686.6 million.  The Company’s operating expenses for the first quarter of 2018 were $62.8 million.  The cash-based operating expenses for the first quarter of 2018 were $56.3 million.  During the first quarter of 2018, the Company issued $450 million in aggregate principal amount of 1.75% convertible senior notes due 2025 and repaid the outstanding debt to Hercules Capital.  The total payment including the backend fee, outstanding interest and early prepayment penalty was approximately $58.2 million.

The Company is investing in the following key activities in 2018: (i) the build-out of the commercial organization to support global expansion activities for ALIS, (ii) manufacturing of commercial inventory and build-out of an additional third-party manufacturing facility and (iii) clinical activities for ALIS and the phase 2 development program for INS-1007, along with advancement of other pipeline programs.  As a result of these activities, Insmed continues to expect cash-based operating expenses and capital and other cash investments to be in the range of $145 million to $165 million for the first half of 2018.

Conference Call

Insmed will host a conference call beginning today at 8:30 AM Eastern Time.  Shareholders and other interested parties may participate in the conference call by dialing (844) 707-0669 (domestic) or (703) 639-1223 (international) and referencing conference ID number 4567628. The call will also be webcast live on the Company’s website at www.insmed.com.

A replay of the conference call will be accessible approximately two hours after its completion through May 9, 2018 by dialing (855) 859-2056 (domestic) or (404) 537-3406 (international) and referencing conference ID number 4567628. A webcast of the call will also be archived for 90 days under the Investor Relations section of the Company’s website at www.insmed.com.

Non-GAAP Financial Measures

In addition to the United States generally accepted accounting principles (GAAP) results, this earnings release includes cash-based operating expenses, a non-GAAP financial measure, which Insmed defines as total operating expenses excluding stock-based compensation expense and depreciation expense. A reconciliation of this non-GAAP financial measure to its most directly comparable GAAP financial measure is presented in the table attached to this press release.

Management believes that this non-GAAP financial measure is useful to both management and investors in analyzing our ongoing business and operating performance. Management believes that providing non-GAAP information to investors, in addition to the GAAP presentation, allows investors to view our financial results in the way that management views financial results.  Management does not intend the presentation of this non-GAAP financial measure to be considered in isolation or as a substitute for results prepared in accordance with GAAP. In addition, this non-GAAP financial measure may differ from similarly named measures used by other companies.

About NTM Lung Disease

NTM lung disease is a rare and serious disorder associated with increased rates of morbidity and mortality. There is an increasing prevalence of lung disease caused by NTM, and Insmed believes it is an emerging public health concern worldwide. Patients with NTM lung disease may experience a multitude of symptoms such as fever, weight loss, cough, lack of appetite, night sweats, blood in the sputum, and fatigue. Patients with NTM lung disease frequently require lengthy hospital stays to manage their condition.  Insmed is not aware of any approved inhaled therapies specifically indicated for refractory NTM lung disease caused by MAC in North America, Japan or Europe.  Current guideline-based approaches involve use of multi-drug regimens not approved for the treatment of NTM lung disease, and treatment can be as long as two years or more.

The prevalence of human disease attributable to NTM has increased over the past two decades. In a decade long study (1997 to 2007), researchers found that the prevalence of NTM lung disease in the U.S. was increasing at approximately 8% per year and that NTM patients on Medicare over the age of 65 were 40% more likely to die over the period of the study than those who did not have the disease. In the U.S., Insmed estimates there will be between 75,000 and 105,000 patients with diagnosed NTM lung disease in 2018, of which the Company expects 40,000 to 50,000 will be treated for NTM lung disease caused by MAC.  Insmed expects that between 10,000 and 15,000 of these patients will be refractory to treatment.  In Japan, Insmed estimates there will be between 125,000 and 145,000 patients with diagnosed NTM lung disease in 2018, with approximately 60,000 to 70,000 of those patients being treated for NTM lung disease caused by MAC and 15,000 to 18,000 of these treated patients being refractory to treatment. Insmed also estimates there will be approximately 14,000 patients with diagnosed NTM lung disease in the EU5 (comprised of France, Germany, Italy, Spain and the United Kingdom) in 2018, of which the Company estimates approximately 4,400 will be treated for NTM lung disease caused by MAC and approximately 1,400 of these treated patients will be refractory to treatment.

About ALIS

ALIS is a novel, inhaled, once-daily formulation of amikacin that is in late-stage clinical development for adult patients with treatment-refractory NTM lung disease caused by MAC. Amikacin solution for parenteral administration is an established drug that has activity against a variety of NTM; however, its use is limited by the need to administer it intravenously and by toxicity to hearing, balance, and kidney function. Insmed’s advanced pulmonary liposome technology uses charge neutral liposomes to deliver amikacin directly to the lung where it is taken up by the lung macrophages where the NTM infection resides. This prolongs the release of amikacin in the lungs while minimizing systemic exposure thereby offering the potential for decreased systemic toxicities. ALIS’s ability to deliver high levels of amikacin directly to the lung distinguishes it from intravenous amikacin. ALIS is administered once daily using an optimized, investigational eFlow® Nebulizer System manufactured by PARI Pharma GmbH (PARI), a portable aerosol delivery system.

About CONVERT (INS-212) and INS-312

CONVERT is a randomized, open-label, global Phase 3 trial designed to confirm the culture conversion results seen in Insmed’s Phase 2 clinical trial of ALIS in patients with refractory NTM lung disease caused by MAC. CONVERT is being conducted in 18 countries at more than 125 sites. The primary efficacy endpoint is the proportion of patients who achieved culture conversion at Month 6 in the ALIS plus GBT arm compared to the GBT-only arm. Patients who achieved culture conversion by Month 6 are continuing in the CONVERT study for an additional 12 months of treatment following the first monthly negative sputum culture. Patients who did not culture convert may have been eligible to enroll in our INS-312 study. INS-312 is a single-arm open-label extension study for patients who completed six months of treatment in the INS-212 study, but did not demonstrate culture conversion by Month 6. Under the study protocol, non-converting  patients in the ALIS plus GBT arm of the INS-212 study will receive an additional 12 months of ALIS plus GBT. Patients who crossed over from the GBT-only arm of the INS-212 study will receive 12 months of treatment of ALIS plus GBT.

About Insmed

Insmed Incorporated is a global biopharmaceutical company focused on the unmet needs of patients with rare diseases. The Company’s lead product candidate is ALIS, which is in late-state development for adult patients with treatment refractory NTM lung disease caused by MAC, which is a rare and often chronic infection that is capable of causing irreversible lung damage and can be fatal.  Insmed’s earlier-stage clinical pipeline includes INS1007, a novel oral reversible inhibitor of dipeptidyl peptidase 1 with therapeutic potential in non-cystic fibrosis bronchiectasis and other inflammatory diseases, and INS1009, an inhaled nanoparticle formulation of a treprostinil prodrug that may offer a differentiated product profile for rare pulmonary disorders, including pulmonary arterial hypertension.  For more information, visit www.insmed.com.

Forward-looking Statements

This press release contains forward-looking statements that involve substantial risks and uncertainties. “Forward-looking statements,” as that term is defined in the Private Securities Litigation Reform Act of 1995, are statements that are not historical facts and involve a number of risks and uncertainties. Words herein such as “may,” “will,” “should,” “could,” “would,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “projects,” “predicts,” “intends,”

“potential,” “continues,” and similar expressions (as well as other words or expressions referencing future events, conditions or circumstances) may identify forward-looking statements.

The forward-looking statements in this press release are based upon the Company’s current expectations and beliefs, and involve known and unknown risks, uncertainties and other factors, which may cause the Company’s actual results, performance and achievements and the timing of certain events to differ materially from the results, performance, achievements or timing discussed, projected, anticipated or indicated in any forward-looking statements. Such risks, uncertainties and other factors include, among others, the following: risks that the data from the remainder of the treatment and off-treatment phases of INS-212 will not be consistent with the top-line six-month results of the study; uncertainties in the research and development of the Company’s existing product candidates, including due to delays in data readouts, such as the full data from the INS-212 study, patient enrollment and retention or failure of the Company’s preclinical studies or clinical trials to satisfy pre-established endpoints, including secondary endpoints in the INS-212 study and endpoints in the INS-212 extension study (the INS-312 study); risks that subsequent data from the INS-312 study will not be consistent with the interim results; failure to obtain, or delays in obtaining, regulatory approval from the U.S. Food and Drug Administration, Japan’s Ministry of Health, Labour and Welfare, Japan’s Pharmaceuticals and Medical Devices Agency, the European Medicines Agency, and other regulatory authorities for the Company’s product candidates or their delivery devices, such as the eFlow Nebulizer System, including due to insufficient clinical data, selection of endpoints that are not satisfactory to regulators, complexity in the review process for combination products or inadequate or delayed data from a human factors study required for U.S. regulatory approval; failure to maintain regulatory approval for the Company’s product candidates, if received, due to a failure to satisfy post-approval regulatory requirements, such as the submission of sufficient data from confirmatory clinical studies; safety and efficacy concerns related to the Company’s product candidates; lack of experience in conducting and managing preclinical development activities and clinical trials necessary for regulatory approval, including the regulatory filing and review process; failure to comply with extensive post-approval regulatory requirements or imposition of significant post-approval restrictions on the Company’s product candidates by regulators; uncertainties in the rate and degree of market acceptance of product candidates, if approved; inability to create an effective direct sales and marketing infrastructure or to partner with third parties that offer such an infrastructure for distribution of the Company’s product candidates, if approved; inaccuracies in the Company’s estimates of the size of the potential markets for the Company’s product candidates or limitations by regulators on the proposed treatment population for the Company’s product candidates; failure of third parties on which the Company is dependent to conduct the Company’s clinical trials, to manufacture sufficient quantities of the Company’s product candidates for clinical or commercial needs, including the Company’s raw materials suppliers, or to comply with the Company’s agreements or laws and regulations that impact the Company’s business; inaccurate estimates regarding the Company’s future capital requirements, including those necessary to fund the Company’s ongoing clinical development, regulatory and commercialization efforts as well as milestone payments or royalties owed to third parties; failure to develop, or to license for development, additional product candidates, including a failure to attract experienced third-party collaborators; uncertainties in the timing, scope and rate of reimbursement for the Company’s product candidates; changes in laws and regulations applicable to the Company’s business and failure to comply with such laws and regulations; inability to repay the Company’s existing indebtedness or to obtain additional capital when needed on desirable terms or at all; failure to obtain, protect and enforce the Company’s patents and other intellectual property and costs associated with litigation or other proceedings related to such matters; restrictions imposed on the Company by license agreements that are critical for the Company’s product development, including the Company’s license agreements with PARI Pharma GmbH and AstraZeneca AB, and failure to comply with the Company’s obligations under such agreements; competitive developments affecting the Company’s product candidates and potential exclusivity related thereto; the cost and potential reputational damage resulting from litigation to which the Company is or may be a party, including, without limitation,; loss of key personnel; and lack of experience operating internationally.

The Company may not actually achieve the results, plans, intentions or expectations indicated by the Company’s forward-looking statements because, by their nature, forward-looking statements involve risks and uncertainties because they relate to events and depend on circumstances that may or may not occur in the future. For additional information about the risks and uncertainties that may affect the Company’s business, please see the factors discussed in Item 1A, “Risk Factors,” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2017 and any subsequent filings with the Securities and Exchange Commission.

The Company cautions readers not to place undue reliance on any such forward-looking statements, which speak only as of the date of this press release. The Company disclaims any obligation, except as specifically required by law and the rules of the Securities and Exchange Commission, to publicly update or revise any such statements to reflect any change in expectations or in events, conditions or circumstances on which any such statements may be based, or that may affect the likelihood that actual results will differ from those set forth in the forward-looking statements.

Financial Statements and Reconciliation to Follow

INSMED INCORPORATED

Consolidated Balance Sheets

(in thousands, except par value and share data)

	As of	As of
	March 31, 2018	December 31, 2017
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$686,581	$381,165
Prepaid expenses and other current assets	9,832	8,279
Total current assets	696,413	389,444

In-process research and development	58,200	58,200
Fixed assets, net	15,816	12,432
Other assets	2,724	1,971
Total assets	$773,153	$462,047

Liabilities and shareholders’ equity
Current liabilities:
Accounts payable	$13,176	$14,671
Accrued expenses	21,074	29,339
Other current liabilities	556	646
Total current liabilities	34,806	44,656

Long-term debt, net	302,706	55,567
Other long-term liabilities	785	765
Total liabilities	338,297	100,988

Shareholders’ equity:
Common stock, $0.01 par value; 500,000,000 authorized shares, 76,623,136 and 76,610,508 issued and outstanding shares at March 31, 2018 and December 31, 2017, respectively	766	766
Additional paid-in capital	1,460,460	1,318,181
Accumulated deficit	(1,026,409)	(957,885)
Accumulated other comprehensive income (loss)	39	(3)
Total shareholders’ equity	434,856	361,059
Total liabilities and shareholders’ equity	$773,153	$462,047

INSMED INCORPORATED

Consolidated Statements of Net Loss

(in thousands, except per share data)

(Unaudited)

	Three Months Ended March 31,
	2018	2017

Revenues	$—	$—

Operating expenses:
Research and development	30,098	22,254
General and administrative	32,653	13,715
Total operating expenses	62,751	35,969

Operating loss	(62,751)	(35,969)

Investment income	2,040	154
Interest expense	(5,642)	(1,474)
Loss on extingushment of debt	(2,209)	—
Other income (expense), net	86	(95)
Loss before income taxes	(68,476)	(37,384)

Provision for income taxes	48	30

Net loss	$(68,524)	$(37,414)

Basic and diluted net loss per share	$(0.89)	$(0.60)

Weighted average basic and diluted common shares outstanding	76,619	62,041

INSMED INCORPORATED

Reconciliation of GAAP to Non-GAAP Results

(in thousands)

(Unaudited)

	Three Months Ended March 31,
	2018	2017

Operating expenses reconciliation:
Total operating expenses - GAAP	$62,751	$35,969
Stock-based compensation expense	(5,674)	(4,032)
Depreciation	(769)	(716)
Cash-based operating expenses - Non-GAAP	$56,308	$31,221

Contact:

Blaine Davis
Insmed Incorporated
(908) 947-2841
blaine.davis@insmed.com